COLONIAL HIGH YIELD MUNICIPAL FUND
                            FUND YIELD CALCULATION
                          (CALENDAR MONTH-END METHOD)
                       30-DAY BASE PERIOD ENDED 11/30/97


                                         a-b    6
                          FUND YIELD = 2 --- +1   -1
                                         c*d


                                                     CLASS A         CLASS B        CLASS C
                                                     -------         -------        -------
a = dividends and interest earned during
    the month ................................        $266,036        $719,006       $1,645

b = expenses accrued during the month                   46,955         215,640          462

c = average dividend shares outstanding
    during the month .........................       5,093,024      13,764,613       31,499

d = class maximum offering price per share
    on the last day of the month .............          $10.86          $10.34       $10.34


            YIELD ............................            4.80%           4.28%        4.40%
                                                          ----            ----         ----


            TAX-EQUIVALENT YIELD:  ...........             7.95%           7.09%        7.28%
                                                          ----            ----         ----